UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 20, 2015, Rock Creek Pharmaceuticals, Inc. (the “Company”) entered into a Memorandum of Understanding Regarding Settlement (the “MOU”) with Jonnie R. Williams (“Williams”) providing for the manner in which indemnification payments will be made by the Company to law firms previously engaged by Mr. Williams. The MOU was entered into in furtherance of the settlement of the Company’s securities class action litigation, which settlement was preliminarily approved on March 2, 2015, and will be presented to the Court at a final approval hearing anticipated to be held on June 22, 2015.

In general, the MOU addresses the manner in which the Company will satisfy Mr. Williams’ indemnification rights for reimbursement of legal expenses incurred by Mr. Williams from the law firms of McGuire Woods LLP and Steptoe and Johnson LLP. The MOU provides for the payment of such expenses by an aggregate up-front payment of $300,000 to the law firms on or before May 29, 2015, plus subsequent payments of a total of $60,000 per month between the law firms to commence on August 1, 2015 (to be delayed until ten days after the Company obtains additional financing in the event a financing transaction does not occur prior to that time). The aggregate amount of payments to be made by the Company over an approximately two-year payment period under the MOU will be $1.6 million to McGuireWoods LLP (against an invoiced amount of $1.93 million) and $437,000 to Steptoe and Johnson LLP (against an invoiced amount of $629,897). The MOU also provides that certain discounts will be granted to the Company in the event that the Company makes early payment of the balance of payments due under the MOU, as more particularly set forth in the MOU. The MOU provides for customary releases and provides for the resolution of disputes under the MOU by United States Magistrate Judge David J. Novak. If the Company fails to obtain funding by August, 15, 2015, the parties agree to return to Judge Novak to enforce or restructure the payments under the MOU.

The foregoing summary of the MOU is not complete and is subject to, and qualified in its entirety by, the text of the MOU, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Memorandum of Understanding Regarding Settlement dated May 20, 2015 by and among Rock Creek Pharmaceuticals, Inc., Jonnie Williams, McGuireWoods LLP, and Steptoe and Johnson LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: May 27, 2015